UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2006

KNBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania	18017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (610) 861-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 28, 2006, KNBT Bancorp, Inc. (the "Company") and its wholly owned bank subsidiary Keystone Nazareth Bank & Trust Company (the "Bank"), entered into amended and restated employment agreements with Scott V. Fainor, the Company's and the Bank's president and chief executive officer, and Eugene T. Sobol, the Company's and the Bank's Senior Executive Vice President and Chief Financial Officer. In addition, on the same date the Company and the Bank also entered into an employment agreement with Sandra L. Bodnyk, the Company's and the Bank's Senior Executive Vice President and Chief Risk Officer. Messrs. Fainor's and Sobol's agreements are for three years (subject to extension in Mr. Fainor's case) and Ms. Bodnyk's is for two years (subject to extension).

The amended and restated agreements were primarily amended and restated in order to (1) reduce the level of severance benefits in certain situations and (2) to comply with new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the proposed regulations issued by the Internal Revenue Service (the “IRS”). Section 409A of the Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year. Section 409A imposes new requirements with respect to deferral elections, payment events and payment elections. In addition, the definition of “change in control” was revised to be consistent with Section 409A of the Code. The agreements with Messrs. Fainor and Sobol were also revised to delete the ability of such officers to surrender their unvested restricted share awards in return for a cash payment in the event of their termination without cause.

Set forth below are the primary changes to the amended and restated employment agreements with Messrs. Fainor and Sobol:

•	The employment agreements have specified expiration dates:
-	Mr. Fainor's agreement will expire December 31st in the year in which he attains age 65; and
-	Mr. Sobol's agreement will expire December 31, 2009.
•	The employment agreements no longer provide for the payment of liquidated damages.
•	The severance payments due in the event of a change in control have been reduced:
-
The maximum amount of the aggregate severance payments has been reduced in a change in control to three times the executive officer’s base amount as calculated in accordance with Section 280G of the Code (if his employment terminated); and

-	The amount of the severance payments due in the event of a change in control without termination has been reduced by 50%.
•	The employment agreements no longer provide for the payout of unvested restricted stock awards or certain unvested options.
•
The definition of “change in control” has been revised to be compliant with Section 409A of the Code. Under such revised definition, a change in control means the occurrence of one or more of the following events:

-	a person or group acquires more than 50% of the outstanding stock, provided the stock remains outstanding; or
-	a person or group acquires more than 35% of the outstanding stock; or
-	a change in a majority of the Board of Directors occurs within a period of 12 months if the new directors are not approved by the existing directors; or
-	a person or group acquires more than 40% of the total assets of the Company or the Bank.
•
Mr. Sobol’s employment agreement has been revised to provide that if his employment is terminated prior to June 1, 2009 other than in connection with a change in control, then his severance will be equal to two times his taxable Form W-2 income for the prior calendar year.

•
A new Section 9(c) has been added which provides for the payment of an amount equal to 1.125% of the executive officer's base salary at the time of termination, with such amount to be paid over an 18 month period and the continuation of health and dental insurance coverage during such period in the event of the executive officer's termination by voluntary resignation (including voluntary retirement), if such terminations occur within certain specified periods after the executive reaches a certain age.

Set forth below is a description of the primary provisions of the employment agreements with all three executive officers:

On each annual anniversary date of the effective date of the employment agreement with Mr. Fainor and Ms. Bodnyk, the term will be extended for one additional year thereafter unless either the Company or the Bank, on the one hand, or the executive gives notice at least 30 days prior to the annual anniversary date that the term will not be extended; provided, however, the term of such executive officers’ agreements will not extend beyond December 31st in the years Mr. Fainor and Ms. Bodnyk turn age 65 and 64, respectively. Extension of the term also will cease automatically if the executive's employment with either the Company or the Bank is terminated for any reason. Mr. Sobol's agreement is for a term ending December 31, 2009.

In the event that, during the term of the employment agreement, the executive's employment is terminated by the Company or the Bank without cause or for other than death or disability, or if the executive resigns within six full calendar months following the occurrence of any of the reasons specified below, the executive will be entitled to receive certain severance payments and benefits. These include earned but unpaid base salary; benefits as to which the executive is entitled under plans maintained by the Company and the Bank through the date of termination; and continued group life, health, dental, accident and disability benefits for the period of the remaining term of his or her employment agreement, but not more than two years (18 months with respect to Ms. Bodnyk). Such remaining term is referred to as the Coverage Period. Mr. Fainor and Ms. Bodnyk would also be entitled to a cash lump sum payment to compensate them for the loss of salary during the coverage period, on a present value basis; cash bonus and incentive compensation; a cash lump sum payment equal to the excess, if any, of the present value of the benefits to which the executive would be entitled under qualified and non-qualified pension plans if he or she had continued to be employed during the Coverage Period over the present value of the benefits to which he or she is actually entitled under such defined benefit pension plan as of the date his or her employment terminates; and a cash lump sum payment equal to the additional employer contributions under qualified and non-qualified defined contribution plans, on a present value basis, to which the executive would have been entitled had he or she continued to be employed during the Coverage Period. Mr. Sobol is entitled to receive the same severance benefits in the event of his termination without cause or for other than death or disability, provided, however, if his termination occurs prior to June 1, 2009, rather than receiving the present value of the salary and bonus payment described above, he would receive in a lump sum payment an amount equal to two times his taxable Form W-2 income for the prior calendar year. In addition, for the first year following the date on which his employment terminates, Mr. Fainor will be reimbursed for reasonable expenses incurred by him in searching for new employment not to exceed $75,000 and Mr. Sobol and Ms. Bodnyk in the event of their termination will receive reimbursement of up to $25,000 each. In addition, if the executive surrenders his or her then outstanding options (other than unvested options the vesting of which does not accelerate in a change in control) within 30 days of the termination of his or her employment, the Company and the Bank will pay the executive the value of the excess of the fair market value of the Company's common stock covered by the stock options over the exercise price of his or her outstanding options.

The reasons specified in the employment agreements that would justify the executive resigning and receiving the severance benefits described above are a material breach of the executive's agreement by the Company or the Bank, including a reduction in the executive's salary or a material reduction in the executive's fringe benefits, if such breach remains uncured after 30 days written notice; a failure to appoint the executive to the positions in which the executive has a right to serve under the executive's employment agreement; and a failure to vest in the executive the authority and responsibilities associated with those positions, if such failure is not cured after 30 days written notice. In addition, the executive would be entitled to severance benefits if there is a change in the executive's principal place of employment to a location more than 25 miles from the Company and the Bank's current corporate headquarters in Bethlehem, Pennsylvania; the Company's or the Bank's notice to the executive that the employment period is not being extended as of any annual anniversary date of the agreement (with respect to Mr. Fainor and Ms. Bodnyk only); or a termination of the executive's employment by the Company or the Bank for other than cause, voluntary resignation or retirement, death or disability.

In addition, under the terms of the employment agreements as described below, if the executive officer voluntarily resigns (including voluntary retirement), the executive will receive cash severance payments equal to 75% of the executive's then base salary for a period of 18 months plus continued group health and dental insurance coverage during such period. Pursuant to the terms of Mr. Sobol's contract, he can invoke this provision if he voluntarily resigns subsequent to January 1, 2009 and before the end of the term of his agreement (December 31, 2009). Under the employment agreements with Mr. Fainor and Ms. Bodnyk, the executives can receive the foregoing severance benefits if he or she voluntarily resigns any time after reaching age 65 or 64, respectively, and prior to the end of the terms of their respective employment agreements.

If a change in control, as defined in the employment agreement, of the Company occurs prior to the end of the term of the executive's employment agreement, and the executive is terminated in connection therewith, the executive will be entitled to receive, in lieu of any severance benefits due to the executive as described above, a severance benefit in a lump sum payment equal to three times (two times in the case of Ms. Bodnyk) the executive’s "base amount" as calculated under Section 280G of the Code. If the executive is not terminated in connection with the change in control, the executive only receives 1.5 times (1.0 times for Ms. Bodnyk) the executive's Section 280G base amount. If the executive's employment is terminated within the first year after the change in control by either the Company or by the executive, then the executive receives an additional 1.5 times (1.0 times for Ms. Bodnyk) the executive's base amount.  If the executive's employment is terminated between one and two years after the change in control, the executive receives an additional 1.5 times (1.0 times for Ms. Bodnyk) the executive's base amount, but the base amount is calculated under Section 280G as if the change in control had occurred when the executive's employment was terminated. With respect to the calculation of the severance payment due in the event the executive is terminated between one and two years after the change in control, the initial severance payment is excluded from the calculation. If the executive is terminated more than two years after a change in control, then the severance provisions governing terminations outside a change in control described above apply. In the event that due to a change in control, any amount paid or payable to the executive is subject to the 20% excise tax under Section 4999 of the Code, the executive will be entitled to an additional payment such that on an after-tax basis, the executive is indemnified for the excise tax.

The employment agreements contain a covenant not to compete, under which the executive agrees that if the executive's employment terminates before the expiration of the term of the executive's employment agreement other than a termination within 30 days of a change in control of the Company, the executive will not compete with the Bank in any county in which the Company or the Bank maintains an office as of the date of the executive's termination until the earlier to occur of two years (18 months in the case of Ms. Bodnyk) from the date on which the executive's employment terminates or the date on which the term of the executive's employment agreement would have otherwise expired had no termination occurred. In addition, for two years after the executive's employment terminates, the executive agrees to not solicit the Bank's customers or solicit its employees to accept other employment in the counties where the Company or the Bank maintains an office as of the date of the executive's termination.

For additional information, reference is made to the agreements included as Exhibits 10.1 through 10.3 hereto, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with the report:

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Scott V. Fainor
10.2	Amended and Restated Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Eugene T. Sobol
10.3	Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Sandra L. Bodnyk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT BANCORP, INC.
Date:	January 5, 2007	By:	/s/ Eugene T. Sobol
Eugene T. Sobol Senior Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Scott V. Fainor

10.2	Amended and Restated Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Eugene T. Sobol

10.3	Employment Agreement between KNBT Bancorp, Inc., Keystone Nazareth Bank & Trust Company and Sandra L. Bodnyk